                                                                   Exhibit 10.72


                              MARKETING AGREEMENT


                                    BETWEEN


                                NCR CORPORATION


                                      AND


                            LEASING SOLUTIONS, INC.



                                 JULY 24, 1996

NCR/LSI Agreement

                               TABLE OF CONTENTS

RECITALS                                                  1

1.0  DEFINITIONS.....................................     1

2.0  LEASING SERVICES................................     3
 2.1 PROVISION OF SERVICES; EXCLUSIVITY..............     3
 2.2 LEASE QUOTATIONS................................     4
 2.3 CUSTOMER QUALIFICATIONS.........................     4
 2.4 TERMS OF LEASES OFFERED BY LSI..................     4
 2.5 UPGRADES........................................     4
 2.6 BILLING AND COLLECTION..........................     5
 2.7 OBLIGATION TO ENTER INTO LEASES.................     5

3.0  PRODUCTS........................................     5
 3.1 PRODUCTS TO BE LEASED...........................     5
 3.2 PRODUCT PURCHASES FROM VENDOR BY LSI............     5
 3.3 MARKETING AND REMARKETING BY VENDOR AND LSI.....     6
 3.4 LICENSING OF SOFTWARE...........................     7

4.0  POOLING AND REMARKETING FEES....................     8
 4.1 POOLS...........................................     8
 4.2 REMARKETING FEE.................................     8
 4.3 LOSSES FROM POOLS...............................     8
 4.4 AMORTIZATION OF COSTS AND EXPENSES..............     9

5.0  SHARED OBLIGATIONS OF LSI AND VENDOR............    10
 5.1 PROGRAM EXPENSES................................    10
 5.2 TRAINING........................................    10

NCR/LSI Agreement

6.0   OBLIGATIONS OF VENDOR...........................    10
 6.1  Vendor Program Manager..........................    10
 6.2  New Product Plans...............................    10
 6.3  Pricing.........................................    10

7.0   OBLIGATIONS OF LSI..............................    11
 7.1  Program Manager.................................    11
 7.2  Reports.........................................    11
 7.3  Sales Incentive.................................    11
 7.4  Audit...........................................    11

8.0   REPRESENTATIONS, WARRANTIES AND COVENANTS.......    12
 8.1  Representations and Warranties of Vendor........    12
 8.2  Representations and Warranties of LSI...........    13
 8.3  Product Warranty................................    14
 8.4  Repurchase of Certain Products by Vendor........    14
 8.5  Intellectual Property Claims....................    14

9.0   INDEMNIFICATION.................................    15
 9.1  Indemnification by Vendor.......................    15
 9.2  Indemnification by LSI..........................    15
 9.3  Indemnification Procedures......................    16

10.0  DEFAULT AND REMEDIES............................    16
 10.1 Defaults........................................    16
 10.2 Remedies........................................    17

11.0  ASSIGNMENT......................................    17
 11.1 No Assignment of Rights or Obligations..........    17
 11.2 Assignment of Lease Transactions................    17

NCR/LSI Agreement

12.0   MISCELLANEOUS.................................    18
 12.1  Term; Termination.............................    18
 12.2  Entire Agreement; Waiver; Modification........    18
 12.3  Notices.......................................    19
 12.4  Exhibits......................................    19
 12.5  Survival......................................    19
 12.6  Governing Law.................................    19
 12.7  Severability..................................    20
 12.8  Counterparts..................................    20
 12.9  Headings......................................    20
 12.10 Limitation of Liability; Exclusive Remedies...    20
 12.11 Dispute Resolution............................    20

EXHIBIT A - FORM OF LEASE............................    22

EXHIBIT B - VENDOR PRODUCTS..........................    23

EXHIBIT C - LEASE PRICING............................    26

                              MARKETING AGREEMENT

This Marketing Agreement (this "Agreement") is entered into as of July 24, 1996, by and between NCR Corporation, a Maryland corporation ("Vendor"), and Leasing Solutions, Inc., a California corporation ("LSI").

                                   RECITALS

A. LSI has the expertise and experience to provide a leasing facility to Vendor for use principally with Vendor's marketing of certain of its products to its domestic customers. Although such leasing facility would focus on the providing of financing for operating leases, it could also involve providing custom-tailored leases, leases of packages of equipment (including related software and non-Vendor products), and other lease and conditional sale transactions with respect to which LSI's services are deemed to be of value to Vendor and such customers.

B. Vendor desires, consistent with its contractual obligations to other providers of leasing facilities, to make available such leasing services of LSI to such customers and, in connection therewith, to sell Vendor products to LSI at an agreed upon price.

C. LSI and Vendor jointly have the expertise to remarket Vendor products purchased by LSI, as such products cease to be subject to a lease, and LSI desires to facilitate such a joint remarketing effort by paying Vendor a remarketing fee from certain residual revenues generated by such remarketing.

                                   AGREEMENT
                                   ---------

NOW, THEREFORE, in consideration of the foregoing recitals and the covenants of the parties herein, and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:


                               1.0  DEFINITIONS

For purposes of this Agreement, the following terms shall have the meanings provided below:

1.1  "Business Day" shall mean any day except Saturday or Sunday or a day on
      ------------
which banks are required or permitted to be closed in California.

1.2  "Confidential Information" shall have the meaning ascribed to it in Section
      ------------------------
8.1 hereof.

1.3  "Customer" or "Lessee" shall mean a domestic customer of Vendor which
      --------      ------
qualifies as a lessee of Products from LSI under the terms and conditions of this Agreement.

1.4  "Customer Purchase Price" shall mean, with respect to any Product and
      -----------------------
Customer, the price for such Product that Vendor has quoted to such Customer.

1.5  "Initial Term" shall mean August 1, 1996 through July 31, 1997.
      ------------

1.6  "Lease" shall mean a lease between LSI and a Lessee, in the form attached
      -----
hereto as Exhibit A, as such form may change, in LSI's sole discretion, from time to time. A Lease, based on its economic terms, may also constitute a conditional sale agreement.

1.7  "Net Purchase Price" shall mean, with respect to any Product and Customer,
      ------------------
the Customer Purchase Price, less any applicable discounts granted to LSI by Vendor for such Product.

1.8  "Operating Lease" shall mean a lease transaction that qualifies as such
      ---------------
under the guidelines of Statement of Financial Accounting Standards No. 13. ("FASB 13"), as determined by the Lessee thereunder.

1.9  "Period One" shall mean the period from August 1, 1996 through July 30,
      ----------
1997.

1.10  "Pool One - Large Systems" shall have the meaning ascribed to it in
       ------------------------
Section 4.1 hereof.

1.11  "Pool One - Mid-Range Systems" shall have the meaning ascribed to it in
       ----------------------------
Section 4.1 hereof.

1.12  "Products" shall mean all Vendor Products and any other products, items or
       --------
services, including, without limitation, maintenance and installation, that may be included in a Lease pursuant to the terms of this Agreement.

1.13  "Program" shall mean the vendor leasing program between Vendor and LSI
       -------
described herein.

1.14  "Qualified Transaction" shall mean a leasing transaction with a Lessee
       ---------------------
which involves Products with a Net Purchase Price to LSI of not less than $25,000 and which meets the credit, product and other criteria set forth in this Agreement, including, without limitation, in Section 2.3 hereof.

1.15  "Repurchase Price" shall mean, with respect to any Product, the price
       ----------------
equal to the Net Purchase Price of such Product, plus interest on the unamortized portion of the Net Purchase Price, from the date of LSI's purchase of such Product until the payment of the Repurchase Price, at a rate equal to the interest rate on 36 month U.S. Treasury Notes, with a constant maturity, as of such date of repurchase, plus 650 basis points, less the lease payments (net of administrative fees and other costs and expenses described in Section 4.4 hereof) with respect to such Product received by LSI.

1.16  "Residuals" shall mean, with respect to any pool of Products subject to
       ---------
Leases, the total lease and/or sale proceeds collected with respect to such Products after all costs and expenses of LSI related to such Products, including, without limitation, the Net Purchase Price thereof, have been amortized. All such costs and expenses, which are listed below and described in
Section 4.4 hereof, shall be amortized by such lease and sale proceeds that are payable to, and received by, LSI on or after the commencement date of the related Lease, in the following order: (i) Administrative Fees; (ii) Sales Commissions; (iii) Other Expenses; (iv) Investment Recovery Expenses; and (v) Net Purchase Price Recovery.

1.17  "Subsequent Period" shall mean each period of one year, or any portion
       -----------------
thereof, beginning on each anniversary date of this Agreement and subsequent to the Initial Term of this Agreement, during which this Agreement is in effect.

1.18  "Vendor Products" shall mean hardware and software products marketed by
       ---------------
Vendor set forth on Exhibit B, which may be amended from time to time by the mutual agreement of Vendor and LSI. Vendor Products initially covered by this Agreement shall be categorized as either (a) "NCR Large Systems", or (b) "NCR Mid-Range Systems", as defined in Exhibit B.

1.19  "Upgrade"  shall mean a product that is an addition, modification,
       -------
enhancement or replacement product which enhances the efficiency or productivity of previously installed Vendor Product(s).


                             2.0  LEASING SERVICES

2.1  PROVISION OF SERVICES; EXCLUSIVITY.

LSI shall provide lease financing services to Vendor's Customers pursuant to the terms and conditions of this Agreement. Vendor hereby designates LSI as its preferred source, through Vendor, for providing lease financing for Vendor Products to Customers in cases where AT&T Capital Corporation or an affiliate thereof has declined to provide such lease financing or a Customer has requested that Vendor provide to it more that one source for lease financing. As a result, Vendor (a) shall, within fifteen (15) days of the execution of this Agreement, take appropriate steps to inform Vendor field sales personnel of such designation, and (b) shall use all reasonable efforts to give LSI the same advance written notice of its relevant sales, marketing and training events and other events involving Customers as it gives to its own personnel, and shall permit LSI personnel to attend and, as appropriate, participate in each such event. Notwithstanding the foregoing, nothing herein or in any other contractual obligation of Vendor shall preclude any Customer from obtaining lease financing for Products from any source it chooses. In the event LSI chooses not to provide a requested lease quotation for a proposed Lease with a Customer, or fails to timely response to any such requested lease quotation, Vendor may permit the Vendor field sales personnel to assist such Customer in obtaining lease financing for such Lease from another source.

2.2  LEASE QUOTATIONS.

LSI shall provide lease quotations for proposed Leases with Customers for Qualified Transactions submitted to LSI by Vendor during the term of this Agreement. The lease pricing terms, and the assumptions underlying such terms, to be used initially by LSI for the purposes of making such quotations are set forth on Exhibit C hereto. Any material change in any of such terms or assumptions, whether as a result of such term or assumption ceasing to be valid or correct or otherwise, shall, at LSI's election and sole discretion, result in a modification of the lease pricing specified in Exhibit C, and Vendor shall not be responsible for any costs or expenses of LSI resulting from such modification.

2.3  CUSTOMER QUALIFICATIONS.

LSI shall not be obligated to enter into Leases with any Customer which (a) is not a corporation formed, and with its principal offices in, the United States,
(b) proposes to locate Products subject to a Lease outside the United States, or does not have a credit rating of Baa or better, as rated by Moody's Investor Services or, in the case of a non-rated company, at least an equivalent financial rating based on LSI's review of audited financial information of such non-rated company made available to LSI. The determination of the financial rating of any such company by LSI, after conducting such review, shall be conclusive.

2.4  TERMS OF LEASES OFFERED BY LSI.

LSI shall offer Leases with non-cancelable terms of 24, 36, 48 and 60 months. Upon the mutual agreement of LSI and Vendor, LSI shall offer Leases with (a) a firm rental term of 12 months on a case-by-case basis, or (b) special structures or term lengths not described herein if so requested by a Customer.

2.5  UPGRADES.

If LSI has leased Vendor Products pursuant to this Agreement to a Customer and such Customer has notified Vendor that it desires to upgrade such Vendor Products with additional Vendor Products or related Vendor software, Vendor will give LSI written notice of such proposed upgrades. LSI shall have a right of first refusal to purchase such upgrades from Vendor (for the purpose of leasing them to such Customer) at terms no less favorable than those that would otherwise be offered to the Customer if it desired to purchase such upgrades itself. If LSI has leased Vendor Products pursuant to this Agreement to a Customer and such Customer has notified Vendor that it desires to replace such Vendor Products with new or substitute Vendor Products ("Replacement Products"), Vendor will give LSI written notice of such proposed Replacement Products. LSI shall have a right of first refusal to purchase such Replacement Products from Vendor (for the purpose of leasing them to such Customer) at terms no less favorable than those that would otherwise be offered to the Customer if it desired to purchase the Replacement Products itself. The remarketing for the Vendor Products being replaced by Replacement Products shall be subject to the relevant provisions of this Agreement.

2.6  BILLING AND COLLECTION.

LSI shall perform, at its expense, all billing and collection of the lease payments and other amounts due from Customers under Leases subject to this Agreement. Such services shall include filing UCC financing statements, as necessary, with respect to Products, asset tracking of Products, and personal property and sales tax reporting and filings. Vendor shall, at LSI's request, cooperate with LSI and give LSI reasonable assistance in such collection activities with respect to any monthly rental payments more than sixty (60) days past due. LSI shall reimburse Vendor for any reasonable out-of-pocket expenses it incurs in response to any such request by LSI.

2.7  OBLIGATION TO ENTER INTO LEASES.

LSI's obligation to enter into any Lease of Products with any Customer is subject to (a) receipt by LSI of documentation with respect to such Lease in form and substance acceptable to LSI, (b) the prospective Lessee under such Lease not being in breach of any of its obligations to LSI under any other agreement with LSI, and (c) the other conditions specified in this Agreement, with respect to such obligations, having been met.

                                 3.0  PRODUCTS

3.1  PRODUCTS TO BE LEASED.

Subject to the other provisions of this Agreement:

(a) LSI shall provide lease financing to Customers with respect to all Products;

(b) With respect to proposed Leases of NCR Large Systems with terms of 24 or 36 months, LSI shall use its best efforts to structure such Leases such that the Customers under such Leases will be able to determine that such Leases qualify as Operating Leases;

(c) Upon the mutual agreement of Vendor and LSI, on a lease-by-lease basis, LSI shall also provide lease financing to Customers with respect to Products that are not Vendor Products.

Vendor hereby acknowledges that no assurances can be given, and no representations or warranties have been made, by LSI with respect to the eligibility for Operating Lease treatment of any Lease.

3.2  PRODUCT PURCHASES FROM VENDOR BY LSI.

(a) Vendor and LSI may mutually agree in writing, from time to time, to negotiate unique discounts from the Customer Purchase Price for selected transactions on a case-by-case basis.

(b) As soon as LSI receives from a Customer executed documentation with respect to a Lease which is acceptable to LSI, LSI will promptly execute and deliver to Vendor a purchase order, in the form of Exhibit D hereto, authorizing shipment to such Customer of, and billing to LSI for, the Products subject to such Lease.

(c) LSI shall pay Vendor the Net Purchase Price for Products purchased hereunder on or before the fifteenth (15th) day of the month immediately following the month in which LSI receives a Notice of Acceptance, in the form set forth as part of Exhibit A hereto, with respect to such Products from the Customer (the "Payment Date").

(d) LSI shall have the right to exercise a Customer's price protection rights in the purchase agreement with respect to Products purchased by LSI for lease to such Customer.

3.3  MARKETING AND REMARKETING BY VENDOR AND LSI.

(a)  Marketing:  Vendor and LSI shall cooperate with each other in order to
     ---------
     permit LSI to accommodate a Customer's request to: (i) extend or renew a Lease to such Customer; (ii) sell the Products subject to such Lease to such Customer in the event such Customer elects to purchase such Products at the end of the term of such Lease; or (iii) sell such Products during the term of such Lease pursuant to a purchase option in such Lease (collectively referred to as "Marketing"). Vendor and LSI will each give the other notice of a potential Marketing of Products subject to this Agreement within a reasonable time after becoming aware of such Marketing opportunity.

(b)  Returned Products:  All Products subject to a Lease which are returned by a
     -----------------
     Customer to LSI for any reason ("Returned Products"), and which LSI desires be remarketed with a product warranty from Vendor, shall be sent by LSI to a location in the continental United States designated by Vendor so that such Products may be refurbished according to Vendor's operational and cosmetic standards. All refurbishing performed by Vendor with respect to such Product shall be performed on a non-discriminatory basis, such that it is performed, in any case, no differently (including from a quality, prioritization and timing standpoint) than Vendor refurbishes or manufactures any other unit of the same or a similar product. All costs of refurbishing and certifying such Products so that they qualify for such warranty shall be at LSI's expense; provided that the amount Vendor charges LSI for refurbishing and certifying Products for such warranty shall not exceed Vendor's then current GSA pricing for such services.

(c)  Remarketing:  All Returned Products shall be offered for resale or re-lease
     -----------
     (collectively referred to as "Remarketing") by Vendor, on a non-discriminatory basis, such that it is offered for sale and sold, or for lease and leased, no differently (including from a prioritization and timing standpoint) than Vendor resells or releases any other unit of such Product. Each Remarketing shall be subject to LSI's approval; provided, however, LSI shall not have the right to insist that any Returned Product be sold or re-leased at a price in excess of the price at which Vendor is then selling or leasing units of such Product. Vendor shall request in writing LSI's prior written approval before consummating the sale or re-lease of any Returned Product, and all such sales and re-leases shall be documented by LSI. Vendor shall invoice LSI for all charges for refurbishing and certifying Products during the month immediately following the month in which such Products are Remarketed. A statement of such charges, in reasonable detail, shall accompany such invoice. LSI shall remit payment for such invoice on the terms applicable with respect to the payment of such services under Vendor's then current GSA pricing for such services.

(d)  Sales Commission:  In consideration of Vendor's Marketing and Remarketing
     ----------------
     assistance, LSI shall pay to Vendor a sales commission ("Sales Commission") consistent in magnitude with Vendor's field compensation plan for comparable efforts on Vendor's behalf. It is the intent of the parties that the Sales Commission be directed to the sales person and sales management whose efforts can be attributed to such Marketing and Remarketing. Vendor shall include all of the economic attributes of marketing or remarketing giving rise to a Sales Commission to a sales person or sales manager in the determination of such sales person's and sales manager's commission and quota goals. LSI reserves the right to modify the amount of any such Sales Commission. LSI shall remit payment for Sales Commissions within 15 days after the end of the calendar month in which such Marketing and Remarketing is concluded.

(e)  LSI Identified Remarketing Opportunity:  Vendor and LSI agree that Vendor's
     --------------------------------------
     responsibilities under this Paragraph 3.3 are not intended to be exclusive and that LSI may engage in Remarketing of LSI owned Products. In such event, Vendor shall cooperate with LSI in Remarketing Returned Products for which LSI has identified a Remarketing opportunity. LSI shall give Vendor written notice of each such Remarketing opportunity, and Vendor shall have five Business Days from receipt of such notice to either (i) purchase from LSI the Returned Products at a price and terms agreeable to LSI, or (ii) consent to LSI consummating such Remarketing opportunity. In the event LSI does not timely consummate any such purchase of Products, it shall be deemed to have consented to the Remarketing opportunity for such Products.

3.4  LICENSING OF SOFTWARE.

In connection with each Lease of Vendor Products, Vendor will license the software included in such Vendor Products to LSI (with a right to sublicense to the Customer under such Lease) pursuant to the terms and conditions of Vendor's standard license agreement for such software, but without any obligation to pay a fee or any similar payment for such license other than the fee that would be payable by such Customer if it licensed such software directly from Vendor. If LSI sells or re-leases such Vendor Products, the first entity that purchases or re-leases such Vendor Products directly from LSI shall have the right to license such software, as is, pursuant to the terms and conditions of Vendor's standard license agreement for such software that existed at the time of the initial installation of such Vendor Products under such Lease. Such sale or re-lease by LSI shall not, by itself, cause any additional license or similar fees to be due Vendor with respect to such software. Any entity that purchases or takes assignment of rights and interests in Vendor Products from a party other than Vendor or LSI shall not have the rights described in this Section 3.4.

                       4.0  POOLING AND REMARKETING FEES

4.1  POOLS.

All NCR Mid-Range Products purchased by LSI from Vendor for lease to Customers during Period One, and the related Leases, shall be grouped into a pool designated as "Pool One - Mid-Range." All NCR Mid-Range Products purchased by LSI from Vendor for lease to Customers during each Subsequent Period, and the related Leases, shall be grouped into a pool with an appropriate alpha numeric designation for each Subsequent Period (a "Subsequent Pool"). With regard to NCR Large System Products, all NCR Large System Products purchased by LSI from Vendor for lease to Customers during Period One, and the related Leases, shall be grouped into a pool designated as "Pool One - Large Systems." All NCR Large Systems Products purchased by LSI from Vendor for lease to Customers during each Subsequent Period, and the related Leases, shall be grouped into a pool with an appropriate alpha numeric designation for each Subsequent Period (a "Subsequent Pool").

4.2  REMARKETING FEE.

So long as this Agreement is in effect and Vendor is not in breach of any of its obligations or representations or warranties in this Agreement, LSI shall pay Vendor a remarketing fee equal to fifty percent (50%) of the total Residuals received with respect to each Pool and each Subsequent Pool, determined on a pool-by-pool basis. The remarketing fee with respect to Residuals received during a calendar month shall be paid to Vendor on or before the thirtieth
(30th) day of the immediately succeeding month.

4.3  LOSSES FROM POOLS.

If a Pool has begun to generate Residuals and any other pool is projected, at that time or at any subsequent time, to show a loss such that there will not be any Residuals with respect to such pool, the remarketing fee payable to Vendor from Residuals with respect to any pool that is generating Residuals shall terminate and all such remarketing fees shall be applied to amortize the costs and expenses of LSI and Vendor specified in Section 4.4 hereof with respect to the Products in any pool projected to show a loss. For purposes of this Agreement, a pool will be deemed to be projecting a loss when, on the Determination Date (as hereinafter defined) or thereafter, all of the costs and expenses with respect to such pool, as described in Section 4.4 hereof, will not be completely amortized by the lease payments remaining under the non-cancelable term of the Leases in such pool under which no event of default has occurred and is continuing. The "Determination Date" shall be such number of months after the close of the pool equal to the then dollar weighted average unexpired term of all Leases in such pool as of the close of such pool (by reference to the Net Purchase Price of all Products subject to such Leases).

4.4  AMORTIZATION OF COSTS AND EXPENSES.

For the purpose of calculating Residuals for a pool, all lease payments received on or after the commencement date of each Lease, and proceeds of sale received with respect to Products in such pool, shall be used to amortize all of the costs and expenses of LSI and Vendor described in this Section 4.4, in the following order:

(a)  Administrative Fees.  Two percent (2%) of the lease payments received and
     -------------------
     sale proceeds received with respect to such Products (before amortization of any such costs and expenses) as an administrative fee (an "Administrative Fee"), which LSI shall be entitled to retain to partially reimburse it for the expenses associated with its administrative activities with respect to the Leases, including, without limitation, billing, collecting, filing UCC financing statements, asset tracking, personal property tax filings, sales tax reporting and production of lease analysis reports reflecting the status of all lease activity;

(b)  Sales Commissions.  Any Sales Commissions paid by LSI to Vendor pursuant to
     -----------------
     Section 3.3 (d) hereof;

(c)  Other Expenses.  Other expenses shall include reasonable commercial out-of-
     --------------
     pocket expenses incurred by LSI associated with the leasing and remarketing of Products ("Other Expenses"), including, without limitation, cost of repossession, transportation, insurance, storage, refurbishing and warranty certification, as well as sales commissions (other than as described in Paragraph (b) above) paid to Vendor employees and LSI employees, including, without limitation, the sales assistance fee described in Section 7.3 hereof. Other Expenses shall not include the salary of employees of LSI or Vendor and shall not include other overhead items of either party;

(d)  Investment Recovery Expense.  The investment recovery expense ("Investment
     ---------------------------
     Recovery Expense") determined by multiplying the applicable amount indicated below ("Investment Recovery Rate") times the unamortized portion of the Net Purchase Price of Products subject to Leases, commencing with the date of payment of such purchase price, and assuming that the lease payments and proceeds of sale are received on the last day of the month in which such payments and proceeds are received. The Investment Recovery Rate shall be:

     (i) with respect to Period One, for pools consisting of NCR Mid-Range Products, 9.75% per annum; and for pools consisting of NCR Large Systems, 11.75% per annum; and

     (ii) with respect to any Subsequent Period, for pools consisting of NCR Mid-Range Products, a rate equal to the per annum interest rate, as of April 1 of such period, of 36 month U.S. Treasury Notes, with a constant maturity, plus 400 basis points; and for pools consisting of NCR Large System Products, a rate equal to the interest rate, as of April 1 of such period, of 36 month U.S. Treasury Notes, with a constant maturity, plus 600 basis points; and

(e)  Net Purchase Price Recovery.  The Net Purchase Price for Products paid by
     ---------------------------
     LSI.

                   5.0  SHARED OBLIGATIONS OF LSI AND VENDOR

5.1  PROGRAM EXPENSES.

During the term of this Agreement, LSI shall be solely responsible for, and shall pay the costs associated with, the creation and publication of sales and marketing materials for the Program. LSI and Vendor shall share equally all other reasonable out-of-pocket costs with respect to the Program incurred by the parties, including, without limitation, training of personnel, provided that incurring, and the amount of, such costs are mutually agreed to in writing in advance by LSI and Vendor. Such costs shall not include normal travel, living and entertainment expenses of Vendor and LSI.

5.2  TRAINING.

LSI and Vendor will jointly develop and conduct lease financing training courses for Vendor's sales personnel. Such training will focus on increasing the level of knowledge of basic leasing fundamentals among Vendor's field sales force and increasing utilization of the Program by all of such personnel and their Customers. It is expected that such training will involve the use of printed materials, videos, and seminars. LSI and Vendor will jointly develop a newsletter with respect to leasing of Products and the Program for distribution to Vendor's field sales organization.

                          6.0  OBLIGATIONS OF VENDOR

6.1  VENDOR PROGRAM MANAGER.

Vendor shall designate a Manager with respect to the Program (the "Vendor Manager") who will act as the primary contact with, and liaison to, LSI in connection with the Program. Vendor shall promptly notify LSI of any change or imminent change in the individual designated as the Vendor Manager.

6.2  NEW PRODUCT PLANS.

Vendor shall use its best efforts to provide LSI with information regarding Vendor's introduction of a new Product, and its intention to cease offering for sale any Product, no later than ninety (90) days prior to such action. Such information shall be treated by LSI as Confidential Information of Vendor pursuant to Sections 8.1 and 8.2 hereof.

6.3  PRICING.

Vendor shall use its best efforts to provide advance notification to LSI of changes in Product pricing, including, without limitation, list prices, trade-in allowances and rebates or other inducements. Notification of any such change shall be made as promptly as practicable after Vendor has determined to make such change and, in any event, in advance of announcement of such change to the public. Such information shall be treated by LSI as Confidential Information pursuant to Sections 8.1 and 8.2 hereof.

                            7.0  OBLIGATIONS OF LSI

7.1  PROGRAM MANAGER.

LSI shall designate a Manager for the Program (the "Program Manager"). The Program Manager will act as the primary contact with, and liaison to, Vendor in connection with the Program. LSI shall promptly notify Vendor of any change or expected change in the individual designated as the Program Manager.

7.2  REPORTS.

LSI shall provide Vendor with reports, on a quarterly basis, with respect to such information concerning the Program as Vendor may reasonably request and which is readily available to LSI. Such reports shall include, without limitation, information regarding total Vendor Product purchases by LSI by location. In order to alert Vendor's sales personnel to additional sales opportunities, LSI shall also quarterly provide to Vendor reports specifying all Leases that are scheduled to expire within 180 days of each such report.

7.3  SALES INCENTIVE.

LSI shall pay Vendor a sales assistance fee equal to an amount mutually agreed upon at the time it purchases Products. Such fees shall be used by Vendor in any manner to provide incentive to Vendor's sales personnel as a result of Customers entering into Leases under the Program, including, without limitation, as bonuses, incentive programs, sales commissions and other awards.

7.4  AUDIT.

Upon at least five Business Days advance written notice, LSI shall permit Vendor to conduct a reasonable audit of LSI's records, during normal business hours, in order to confirm compliance by LSI with its obligations under this Agreement. LSI shall not be responsible for any of Vendor's expenses in conducting such audit.

                8.0  REPRESENTATIONS, WARRANTIES AND COVENANTS

8.1  REPRESENTATIONS AND WARRANTIES OF VENDOR.

Vendor hereby represents and warrants to LSI, as of the date of this Agreement, as follows:

(a)  Organization and Good Standing.  Vendor is a corporation duly organized,
     ------------------------------
     validly existing and in good standing under the laws of the state of its incorporation. Vendor is duly qualified and in good standing as a foreign corporation in each state where failure to be so qualified may have a material adverse effect on the business or condition (financial or otherwise) of Vendor or the ability of Vendor to meet its obligations under this Agreement.

(b)  Authority.  Vendor has all requisite legal and corporate power to execute
     ---------
     and deliver this Agreement and to perform its obligations under this Agreement. The execution, delivery and performance of this Agreement has been duly authorized by Vendor. Upon execution and delivery by each of the parties hereto, this Agreement shall constitute the valid and binding obligations of Vendor, enforceable against Vendor according to its terms.

(c)  Consent.  No consent, approval or authorization of any person or entity,
     -------
     including, without limitation, any governmental authority having jurisdiction over the business or operations of Vendor, is required in connection with the execution, delivery and performance by Vendor of this Agreement.

(d)  Conflicts.  The execution, delivery, and performance of, and compliance
     ---------
     with, this Agreement by Vendor will not result in any violation of, or be in conflict with or constitute a default under, Vendor's Certificate of Incorporation or Bylaws, any applicable law, including, without limitation, any statute, rule, or regulation, or any contract, agreement, mortgage, indenture, instrument, judgment, decree or order presently in effect and applicable to Vendor, the violation of which, a conflict with which or a default under which may have a material adverse effect on the business or condition (financial or otherwise) of Vendor or on the ability of Vendor to meet its obligations under this Agreement (collectively, the "Vendor Agreements and Orders").

(e)  Litigation.  No action, suit, proceeding or investigation, the outcome of
     ----------
     which could have a material adverse effect on the business or condition (financial or otherwise) of Vendor, or on the ability of Vendor to meet its obligations under this Agreement, is pending against Vendor.

(f)  No Default.  Vendor is not in default with respect to any of the Vendor
     ----------
     Agreements and Orders, nor has Vendor received any notice of default under any of the Vendor Agreements and Orders, which default may have a material adverse effect on the business or condition (financial or otherwise) of Vendor or on the ability of Vendor to meet its obligations under this Agreement.

(g)  Products.  With respect to Products sold by Vendor to LSI pursuant to this
     --------
     Agreement, (i) Vendor will have the absolute right to sell and transfer all of the hardware Products it sells to LSI, and to license all of the software Products it licenses to LSI, as of the respective effective dates of such sales and licenses; (ii) upon each sale of Products to LSI by Vendor, Vendor will pass to LSI good and marketable title to such Products, and upon each license of Products constituting software, Vendor will pass to LSI valid and enforceable licenses to such Products, free and clear of all liens, claims and encumbrances; (iii) Vendor will have no agreements, whether written or oral, with any Customer with respect to any Products it sells or licenses to LSI that have not been disclosed in writing to LSI prior to the consummation of such sale or license, and (iv) all Products, other than insignificant portions thereof, shall be new and not refurbished.

8.2  REPRESENTATIONS AND WARRANTIES OF LSI.

LSI hereby represents and warrants and covenants to Vendor, as of the date of this Agreement, as follows:

(a)  Organization and Good Standing.  LSI is a corporation duly organized,
     ------------------------------
     validly existing and in good standing under the laws of the State of California. LSI is duly qualified and in good standing as a foreign corporation in each state where failure to be so qualified may have a material adverse effect on the business or condition (financial or otherwise) of LSI or the ability of LSI to meet its obligations under this Agreement.

(b)  Authority.  LSI has all requisite legal and corporate power to execute and
     ---------
     deliver this Agreement, and to perform its obligations under this Agreement. The execution, delivery and performance of this Agreement by LSI has been duly authorized by LSI. Upon execution and delivery by each of the parties hereto, this Agreement shall constitute the valid and binding obligations of LSI, enforceable against LSI according to its terms.

(c)  Consent.  No consent, approval or authorization of any person or entity,
     -------
     including, without limitation, any governmental authority having jurisdiction over the business or operations of LSI, is required in connection with the execution, delivery and performance by LSI of this Agreement.

(d)  Litigation.  No action, suit, proceeding or investigation, the outcome of
     ----------
     which could have a material adverse effect on the business or condition (financial or otherwise) of LSI, or the ability of LSI to meet its obligations under this Agreement, is pending against LSI.

(e)  Conflicts.  The execution, delivery, and performance of, and compliance
     ---------
     with, this Agreement by LSI will not result in any violation of, or be in conflict with or constitute a default under, LSI's Articles of Incorporation or Bylaws, any applicable law, including, without limitation, any statute, rule or regulation, or any contract, agreement, mortgage, indenture, instrument, judgment, decree or order presently in effect and applicable to LSI (collectively, the "LSI Agreements and Orders"), the violation of which, a conflict with which or a default under which may have a material adverse effect on the business or condition (financial or otherwise) of LSI or on the ability of LSI to meet its obligations under this Agreement (collectively, the "LSI Agreements and Orders").

(f)  No Default.  LSI is not in default with respect to any of the LSI
     ----------
     Agreements and Orders, nor has LSI received any notice of default under any of the LSI Agreements and Orders, which default may have a material adverse effect on the business or condition (financial or otherwise) of LSI or the ability of LSI to perform its obligations under this Agreement.

8.3  PRODUCT WARRANTY.

Each of the Vendor Products sold to LSI pursuant to this Agreement shall have the same warranty as is normally granted by Vendor to other purchasers of such Vendor Products, and LSI shall not make any representations or warranties regarding any Vendor Product, whether in a Lease or otherwise, which is more extensive than, or outside the scope of, Vendor's standard warranty for such Vendor Product. Vendor shall, to the extent reasonably possible, assign to LSI any warranty on any Product purchased hereunder which is not a Vendor Product.

8.4  REPURCHASE OF CERTAIN PRODUCTS BY VENDOR.

In the event that a Lessee under any Lease to which Products are subject, prior to expiration of any committed term under the Lease, ceases to make lease payments as a result of a "Vendor Default" (as defined below), then Vendor shall, at LSI's election, repurchase from LSI the Products subject to such Lease at the Repurchase Price thereof plus any other out-of-pocket expenses incurred by LSI directly as a result of such Vendor Default. A "Vendor Default," with respect to a Vendor Product, shall mean that such Vendor Product failed to perform in accordance with Vendor's specifications with respect to such Vendor Product, Vendor's standard warranty with respect to such Vendor Product or any other written representations or written warranties given by Vendor to LSI or the Lessee of such Vendor Product.

8.5  INTELLECTUAL PROPERTY CLAIMS.

Each party will notify the other party promptly after it becomes aware of any third party Claim of infringement of a United States patent, copyright or trade secret involving any Vendor Product leased by LSI to a Customer (collectively, a "Claim"). Vendor shall defend or settle, at its own expense, any Claim or suit involving a Claim brought against LSI or any Assignee permitted pursuant to
Section 11.2 hereof (the "Assignee"). Vendor shall pay all amounts payable in any such settlement and all costs and damages awarded in any such suit if: (a) Vendor is not otherwise aware of such Claim or suit and LSI gives Vendor sufficient notice of such Claim or suit that its ability to defend such Claim or suit is not materially adversely affected; (b) LSI provides to Vendor all information concerning such Claim or suit as it reasonably requests; and

(c) LSI provides Vendor with such cooperation and assistance with respect to its involvement in such Claim or suit, at Vendor's expense, as Vendor may reasonably request. Vendor shall have sole authority to settle or defend any Claim or suit involving a Claim; provided, however, any such settlement shall include a complete release of LSI and, as applicable, the Assignee. In the defense or settlement of any Claim or suit involving a Claim, Vendor may, at its expense,
(y) procure for LSI and, as applicable, the Assignee, and each Customer leasing the subject Vendor Product from LSI, and their respective assigns and transferees, the right to continue using and leasing such Vendor Product, or (z) modify such Vendor Product so that it becomes non-infringing but continues to have the same performance and compatibility characteristics and capabilities as it possessed prior to such modification. If Vendor is unable, after reasonable efforts, to obtain either of such remedies with respect to a Vendor Product, it will have the right to refund the purchase price paid by LSI to Vendor for such Vendor Product and the one-time license fees for software included in such Vendor Product, as well as the purchase price and licensee fees paid by LSI with respect to other Vendor Products and related software acquired for use with such Vendor Product and related software. The amount of such refund will be pro-rated, based on the number of full months between the date of purchase of such products and software and the date of such refund and an assumed five (5) year sum-of-the-digits amortization of the refund amount. Vendor's indemnification obligations under this Section 8.5 shall not be applicable with respect to any Vendor Products modified by other than Vendor. This Section 8.5 states Vendor's entire liability for infringement of patents, copyrights and trade secrets with respect to any Vendor Products acquired by LSI in connection with this Agreement.

                             9.0  INDEMNIFICATION

9.1  INDEMNIFICATION BY VENDOR.

Subject to Section 12.11 hereof, Vendor hereby agrees to indemnify LSI against, and defend and hold LSI harmless from, all damages, liabilities, losses and out-of-pocket expenses and costs suffered or incurred by LSI, and any claims or actions with respect thereto (other than those based upon any act or failure to act by LSI or its employees or agents), (a) arising out of the wrongful or negligent act or omission of Vendor in the performance of its duties and obligations under this Agreement, (b) arising out of any breach by Vendor of any of its representations and warranties or covenants in this Agreement, or (c) arising out of the authorized operation, use, maintenance, or malfunction of any Vendor Product subject to a Lease covered by this Agreement.

9.2  INDEMNIFICATION BY LSI.

LSI hereby agrees to indemnify Vendor against, and defend and hold Vendor harmless from, all damages, liabilities, losses and out-of-pocket expenses and costs suffered or incurred by it, and any claims or actions with respect thereto (other than those based upon any act or failure to act by Vendor or its employees or agents), (a) arising out of of LSI in the performance of its duties and obligations under this Agreement, (b) arising out of the wrongful or negligent act or omissionany breach by LSI of any of its representations and warranties or covenants in this Agreement, or (c) with respect to any breach by LSI of its obligations under any Lease subject to this Agreement.

9.3  INDEMNIFICATION PROCEDURES.

Any entity seeking indemnity pursuant to this Article 9 (the "Indemnified Party") shall notify the indemnifying party (the "Indemnifying Party") of any matter in respect of which it intends to seek indemnity promptly after becoming aware of such matter. The indemnification contained herein with respect to such matter and such Indemnified Party is expressly conditioned upon receipt by the Indemnifying Party of such notice from such Indemnified Party; provided, however, any such failure of the Indemnified Party to give such prompt notice of such matter shall not relieve the Indemnifying Party of any of its obligations hereunder with respect to such matter unless and to the extent that such failure materially adversely affects its ability to defend any claim or action constituting such matter. If so notified in writing of any action or claim brought or threatened against an Indemnified Party for which an Indemnifying Party is to provide indemnification hereunder, such Indemnifying Party shall defend such action or claim at its expense, with counsel of its own choice, but which shall be subject to approval by the Indemnified Party (which approval shall not be unreasonably withheld or delayed), and pay the costs, damages and attorneys' fees awarded in any such action or arising from any such claim and any related liabilities, losses and expenses suffered or incurred by the Indemnified Party; provided, however, that the Indemnifying Party shall have the absolute right to control the defense and settlement of each such action and claim. Notwithstanding the foregoing, the Indemnified Party shall have the right to participate in the defense of any such claim or action with counsel of its choice and at its expense and to approve any such settlement unless such settlement includes a complete release of the Indemnified Party by the claimant or plaintiff. Each Indemnified Party will take such actions (at the expense of the Indemnifying Party) as may be reasonably requested by the Indemnifying Party to assist the Indemnifying Party in connection with any such defense or settlement.

                          10.0  DEFAULT AND REMEDIES

10.1  DEFAULTS.

Any of the following shall constitute a default hereunder (a "Default") by a party:

      (a) Such party shall fail to make any payment of any amount due and undisputed pursuant to this Agreement, when due and payable, and such failure shall continue for a period of ten (10) Business Days after the non-defaulting party shall have made written demand therefor to the defaulting party; or

      (b) Such party shall fail or neglect to perform, keep, or observe any of its covenants contained in this Agreement (other than with respect to any of the covenants referred to in subsection 11.1(a) above), and such failure shall continue for a period of thirty (30) days after the non-defaulting party shall have given written notice thereof to the defaulting party; or

      (c) Any representation or warranty made by such party in this Agreement shall not be true and correct in any material respect as of the date made; or

      (d) Such party (i) makes an assignment for the benefit of its creditors,
      (ii) admits in writing its inability to pay its debts as they mature,
      (iii) institutes proceedings under the bankruptcy laws of the United States, or (iv) has instituted against it, by a third party, proceedings under the bankruptcy laws of the United States and such proceedings are not dismissed within ninety (90) days after being commenced.

10.2  REMEDIES.

If a party is in Default hereunder, the other party may (a) proceed by appropriate proceedings to enforce performance of the Agreement or to obtain an injunction against its breach under Section 12.11 below, (b) recover damages for such Default subject to and under Sections 12.10 and 12.11 below, and/or (c) terminate this Agreement pursuant to Section 12.1 hereof.

                               11.0  ASSIGNMENT

11.1  NO ASSIGNMENT OF RIGHTS OR OBLIGATIONS.

Except as otherwise provided herein, the rights and obligations of either party may not be assigned without the prior written consent of the other party.

11.2  Assignment of Lease Transactions.

      (a) LSI may assign to others, other than a direct competitor of Vendor, (an "Assignee") any or all of its rights in any Lease and the related Products, and Assignee will, in entering into such transaction with LSI, be acting in reliance upon and be entitled to the benefits of this Section
      12.2. Accordingly, Vendor agrees with LSI and with each Assignee (for whose benefit this covenant is expressly made) that:

          (i) In the event of any such assignment of a Lease and the related Product, Vendor shall, after receiving written notice of the assignment by LSI to Assignee and LSI's authorization with respect thereto, promptly pay to Assignee when due any payments that thereafter became due to LSI hereunder with respect to such Lease or Product, notwithstanding any defense, set-off or counterclaim whatsoever (whether arising from a breach of this Agreement or otherwise) that Vendor may from time to time have against LSI;

          (ii) After receipt of notice of such assignment of a Lease and the related Product, Vendor shall not permit this Agreement, as it relates to such Lease and related Product, to be terminated or canceled, except in accordance with the terms hereof, or any of the provisions hereof, as they relate to such Lease and related Product, to be materially amended, without the prior written consent of Assignee; and

          (iii) Vendor shall not require Assignee to perform any obligation or covenant of LSI hereunder (and LSI shall not be released from any such obligations or covenants), except that, if Assignee is making collections directly from the Lessee under such Lease, Assignee shall transmit to Vendor, pursuant to the terms and conditions of this Agreement, all fees and other monies due to Vendor hereunder with respect to such Lease.

      (b) Notwithstanding the foregoing, it is parties' intention that, despite any assignment of rights with respect to a Lease and the related Products, for purposes of financing or refinancing the acquisition of such Products:

          (i) LSI would continue to bill and collect the periodic rental payments under such Lease and otherwise administer the Lease; and

          (ii) LSI would continue to have the right to finance Upgrades to such Products.

                              12.0  MISCELLANEOUS

12.1  TERM; TERMINATION.

      (a) This Agreement shall remain in full force and effect for the Initial Term. Thereafter, the term of this Agreement shall continue until ninety
      (90) days after either party gives the other party written notice of its intention to terminate this Agreement.

      (b) Notwithstanding subsection (a) above, this Agreement may be terminated at any time by mutual written agreement of both parties, or by one party if a Default by the other party has occurred and has continued unremedied for a period of thirty (30) days after the defaulting party has received written notice of such Default.

12.2  ENTIRE AGREEMENT; WAIVER; MODIFICATION.

This Agreement constitutes the entire agreement between the parties with respect to its subject matter, and supersedes all prior and contemporaneous agreements, understandings and negotiations, whether written or oral, between the parties with respect to such subject matter. The failure of either party to enforce any threatened or existing breach of this Agreement shall not be deemed a waiver of such breach at that time or any other time or of any other breach. Any waiver, modification or amendment of any of the provisions of this Agreement shall only be effective if in a writing, specifying such waiver, modification or amendment, signed by the party against which such waiver, modification or amendment is being enforced.

12.3  NOTICES.

Notices or other communication with respect to the matters set forth in this Agreement shall be in writing and hand delivered, sent by mail, postage prepaid, to the respective party at the following address for such party:

        To Vendor:                                 To LSI:

        NCR Corporation                            Leasing Solutions, Inc.
        1334 South Patterson Boulevard             10 Almaden Boulevard
        Dayton, OH  45479                          Suite 1500
        Attn:  Vice President, Enterprise          San Jose, CA  95113
               Computing Division - Sales          Attn: President
        FAX:  (513) 445-9679                       FAX:  (408) 995-0696


        With a copy to:

        Senior Vice President and General Counsel
        NCR Corporation
        1700 South Patterson Boulevard
        Dayton, OH 45479
        FAX:  (503) 445-7214

or to such other address for a party as such party may designate in writing to the other party from time to time. Notices which are (a) hand delivered shall be deemed effective on receipt, and (b) so mailed shall be deemed effective five
(5) Business Days after being so mailed.

12.4  EXHIBITS.

Each exhibit hereto is hereby incorporated herein, and made a part hereof, by this reference.

12.5  SURVIVAL.

Articles and Sections 2.5, 2.6, 3.3, 3.4, 4, 6.2, 6.3,7.2, 7.4, 8, 9, 10.2, 11
and 12 (other than Section 12.1) hereof shall survive the termination of this Agreement.

12.6  GOVERNING LAW.

This Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of New York.

12.7  SEVERABILITY.

This Agreement is intended to be valid and effective under applicable law, and, to the extent permissible under applicable law, shall be construed in such a manner as to avoid violation of such law or invalidity thereunder. If any provision of this Agreement is held to be invalid, illegal, void or unenforceable, all other provisions of this Agreement shall not be affected and shall remain in full force and effect.

12.8  COUNTERPARTS.

This Agreement may be executed in counterparts, both of which shall be deemed originals, and each of which, taken together, shall constitute one and the same instrument.

12.9  HEADINGS.

The headings of the articles and sections of this Agreement are for convenience of reference and shall not affect the contents or interpretation of this Agreement.

12.10  LIMITATION OF LIABILITY; EXCLUSIVE REMEDIES.

(a) IN NO EVENT WILL EITHER PARTY HEREUNDER BE LIABLE FOR ANY INDIRECT, INCIDENTAL, SPECIAL, PUNITIVE OR CONSEQUENTIAL DAMAGES, OR FOR LOSS OF PROFITS, BUSINESS, INVESTMENTS, GOODWILL, COMMITMENTS, REVENUE OR DATA, WHETHER IN AN ACTION ALLEGING BREACH OF CONTRACT, TORT, PRODUCT LIABILITY, VIOLATION OF STATUTE OR OTHERWISE, EVEN IF ADVISED OF THE POSSIBILITY OF THOSE DAMAGES.

(b) Vendor's liability with respect to any Vendor Products will not exceed the amount paid by LSI to Vendor for such Vendor Products even if any term of this Agreement fails of its essential purpose.

12.11  DISPUTE RESOLUTION.

(a) "Dispute" means any controversy or claim between LSI and Vendor related to this Agreement, whether based on contract, statute, tort, fraud, fraudulent inducement, misrepresentation, or other legal or equitable theory, whenever brought, and whether or not any employee or agent of LSI or Vendor, or any Lessee of Vendor Products, leased by LSI, is involved in such dispute.

(b) Mediation -- Vendor and LSI agree to use good faith efforts to resolve any Dispute promptly and fairly. If Vendor and LSI are unable to resolve a Dispute by negotiation, both parties agree to submit it to non-binding mediation conducted by a mutually selected mediator or, at the option of either party, by the American Arbitration Association ("AAA").

(c) Arbitration -- If a Dispute submitted to mediation is not successfully resolved, it shall be subject to binding arbitration under the then-current rules and supervision of the AAA . The Federal Arbitration Act, 9 U.S.C. Sections 1 to 16, not New York law, will govern the arbitrability of all claims. A single arbitrator, either mutually agreeable to the parties or selected by the AAA if the parties cannot mutually agree on such arbitrator, who is knowledgeable in the leasing of business information and electronic data processing systems will conduct the arbitration. The arbitrator's decision and award will be final and binding, and either party may enter it in any court of competent jurisdiction. The arbitrator will not have authority to award punitive or other non-compensatory damages to either party. The arbitration will be held in San Jose, California if the claimant is Vendor and in Dayton, Ohio, if the claimant is LSI. Each party will bear its own attorneys' fees and related costs associated with the arbitration. Vendor and LSI will pay all other costs and expenses of the arbitration as the rules of the AAA provide.

(d) Court Proceedings -- Except as permitted in this Section 12.11, neither party may bring a case in court with respect to a Dispute. If Vendor or LSI disregards this restriction, files a court case and fails to dismiss it promptly upon being notified of this provision, that party will pay the other party's costs and expenses, including attorneys' fees, incurred after its receipt of such notice in defending the court case. Each party retains the right to obtain injunctive relief in court to prevent the other party's breach or continuing breach of any of its obligations under this Agreement.

(e) Two Year Limitation -- Neither LSI nor Vendor may bring a claim or action arising out of or related to this Agreement, including any claim of fraud or misrepresentation, more than two years after the cause of action accrues.

(f) Substitute Products -- LSI's acceptance of refunds of the Net Purchase Price or substitute Vendor Products under this Agreement waives all claims relating to the non-performing Vendor Products involved.

IN WITNESS WHEREOF, the parties hereto have executed this Marketing Agreement by their duly authorized officers as of the date first above written.

LEASING SOLUTIONS, INC.                 NCR CORPORATION
By:__________________________           By:__________________________
Title:_______________________           Title:_______________________

                                        By:__________________________
                                        Title:_______________________

                                        By:__________________________
                                        Title:_______________________

                                   EXHIBIT A
                                 FORM OF LEASE

                                   EXHIBIT B
                                VENDOR PRODUCTS

HARDWARE
--------
MID-RANGE SYSTEMS:
S-40
3400
3500
4100
4500

LARGE SYSTEMS:
DBC1012 Model 4
3600
5100S
5100C
5100M

SOFTWARE (subject to remarketing)
---------------------------------
Product-Id              Description
----------              -----------

3600 SOFTWARE

F684-1011-0000     SW;AP CHANNEL CONNECT (PER-AP)
F684-4111-0000     SW;TERADATA DBMS V1R5 AMP
F684-4211-0000     SW;TERADATA V1R5 PE SOFTWARE (QTY 2)
F684-4311-0000     SW;V1R5 AMP/3600 UPGRADE(QTY 2)
F684-4411-0000     SW;V1R5 PE/3600 UPGRADE(QTY 2)
F684-4611-0000     SW; TERADATA FastExport For AP (Per Sys)
F684-6001-0000     SW; Teradata Client for 3600 (AP License)
F684-6001-4000     SW; Teradata Client for 3600 (System License)

HOST SOFTWARE

H075-5121-0000     SW; TERADATA MANAGER 2.0 SOFTWARE
H075-5126-0000     SW; TERADATA MANAGER 2.0 SOFTWARE UPGRADE
H075-5127-0000     SW;TERADATA MGR FOR DBS(UNIX)-INITIAL
H075-5128-0000     SW;TERADATA MGR FOR DBS(UNIX) 2-6 ADD USERS
H075-5129-1000     SW;TERADATA MGR FOR DBS(UNIX)-SITE LIC
H075-8000-0000     SW; TERADATA CLIENT FOR IBM MVS
H075-8010-0000     SW: TERADATA UTILITIES FOR IBM MVS
H075-8020-0000     SW; TERADATA ITEQ FOR IBM MVS
H075-8040-0000     SW; TERADATA BTEQ FOR IBM MVS
H075-8050-0000     SW; TERADATA CICS INTERFACE FOR IBM MVS
H075-8060-0000     SW; TERADATA CLIENT FOR IBM MVS
H075-8141-0000     SW;TRANSP. SERIES/API MVS REL 2.0
H075-8146-0000     SW;TRANSP. SERIES/API VM REL 2.0
H075-8150-0000     SW; TERADATA MULTILOAD FOR IBM MVS
H075-8161-0000     SW; TERADATA V1R5 FASTEXPORT FOR IBM MVS
H075-8162-0000     SW; TERADATA V1R5 FASTEXPORT FOR IBM VM

H075-8400-0000     SW; TERADATA COBOL PREPROCESSOR2/MVS
H075-8401-0000     SW; TERADATA COBOL PREPROCESSOR2/VM
H075-8420-0000     SW; TERADATA PL1 PREPROCESSOR2/MVS
H075-8421-0000     SW; TERADATA PL1 PREPROCESSOR2/VM

ODBC SOFTWARE

F384-1009-0000     SW;ODBC DRIVER FOR TDATA DBS UPG REL. 2.0 (SINGLE PC LIC.)
F384-1009-1000     SW;ODBC DRIVER FOR TDATA DBS UPG REL. 2.0 (SITE LIC.)
F384-1010-0000     SW;ODBC DRIVER FOR TDATA DBS REL. 2.X (SINGLE PC LIC.)
F384-1010-1000     SW;ODBC DRIVER FOR TDATA DBS REL. 2.X (SITE LIC.)

5100 SOFTWARE

F784-1031-0000     SW;TDAT ASF2 (Node)
F784-1031-4000     SW;TDAT ASF2 (System)
F784-1041-0000     SW;TDAT FastExport 5100 Node
F784-1041-4000     SW;TDAT FastExport 5100 System
F784-1051-0000     SW;TDAT 5100 Channel Connect (Cnct)
F784-1051-4000     SW;TDAT 5100 Channel Connect (System)
F784-1061-0000     SW;TDAT MultiLoad 5100 Node
F784-1061-4000     SW;TDAT MultiLoad 5100 System
F784-1071-0000     SW;TDAT C Preprc2 5100 Node
F784-1071-4000     SW;TDAT C Preprc2 5100 System
F784-1081-0000     SW;TDAT Cobol  Preprc2 5100 Node
F784-1081-4000     SW;TDAT Cobol Preprc2 5100 System
F784-1091-0000     SW;TDAT Client (Node)
F784-1091-4000     SW;TDAT Client (System)

TERADATA V2 5100 SOFTWARE

F784-1011-0000     TDATA V2R1.1 FOR 5100S - BASE SYSTEM (4 PROC)
F784-1021-0000     TDATA V2R1.1 FOR 5100S - ADD ON (2 PROC)
F784-1111-0000     TDATA V2R1.1 FOR 5100M - BASE SYST (1NODE+4PROC)
F784-1121-0000     TDATA V2R1.1 FOR 5100M - ADD ON (2 PROC)
F784-1131-0000     TDATA V2R1.1 FOR 5100M - ADD NODE (1NODE+4PROC)

                                   EXHIBIT C
                                 LEASE PRICING

                                   EXHIBIT C

PRODUCTS:  S-40, 3400, 3500, 4100, 4500

                              LEASE RATE FACTORS
                       (Expressed as a % of LSI's Cost)

LSI CREDIT   LEASE TERM (MONTHS)
RATING       24       36       48       60

A          3.997%   2.978%   2.368%   1.991%
B+         4.015%   2.999%   2.390%   2.014%
B          4.034%   3.019%   2.412%   2.037%
C          4.072%   3.062%   2.456%   2.084%

NOTE: Assumes transaction size > $250,000

PRODUCTS:  DBC1012, 3600, 5100S/C/M

                              LEASE RATE FACTORS
                       (Expressed as a % of LSI's Cost)

LSI CREDIT   LEASE TERM (MONTHS)
RATING       24       36       48       60
A           CALL    CALL   CALL   CALL
B+          CALL    CALL   CALL   CALL
B           CALL    CALL   CALL   CALL
C           CALL    CALL   CALL   CALL

NOTE:  Each Transaction quoted separately

                                    Page 27